EXHIBIT 21
ROCK-TENN COMPANY
SUBSIDIARIES OF ROCK-TENN COMPANY

Alliance Display, LLC	Delaware
Alliance Display Company of Canada	Nova Scotia, Canada
Dominion Paperboard Products Ltd.	Quebec, Canada
Fold-Pak, LLC	Delaware
Groupe Cartem Wilco Inc.	Quebec, Canada
Ling Industries, Inc.	Quebec, Canada
Ling Quebec, Inc.	Quebec, Canada
PCPC, Inc.	California
Rock-Tenn Canada Holdings II, Inc.	Georgia
Rock-Tenn Canada Holdings, Inc.	Georgia
Rock-Tenn Company of Canada	Nova Scotia, Canada
Rock-Tenn Company of Canada II	Nova Scotia, Canada
Rock-Tenn Company of Canada III	Nova Scotia, Canada
Rock-Tenn Company of Texas	Georgia
Rock-Tenn Company, Mill Division, LLC	Tennessee
Rock-Tenn Converting Company	Georgia
Rock-Tenn Financial, Inc.	Delaware
Rock-Tenn Leasing Company, LLC	Georgia
Rock-Tenn Mill Company, LLC	Georgia
Rock-Tenn Packaging and Paperboard, LLC	Georgia
Rock-Tenn Packaging Company	Delaware
Rock-Tenn Partition Company	Georgia
Rock-Tenn Real Estate, LLC	Georgia
Rock-Tenn Services Inc.	Georgia
Rock-Tenn Shared Services, LLC	Georgia
RTS Embalajes de Argentina	Argentina
RTS Embalajes De Chile Limitada	Chile
RTS Empaques, S. De R.L. de CV	Mexico
RTS Packaging Foreign Holdings, LLC	Georgia
Waldorf Corporation	Delaware
Wilco Inc.	Quebec, Canada